INDEPENDENT AUDITOR'S CONSENT




We hereby consent to the incorporation of our report dated August 13, 2004 in this Registration Statement on Form SB-2 of Futomic Industries, Inc.

We also consent to the references to us under the heading "Experts" in such document.

August 16, 2004


/s/ Gately & Associates
-----------------------------------
    Gately & Associates, LLC